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                                                                    EXHIBIT 23.1



                          INDEPENDENT AUDITOR'S CONSENT

As independent auditors, we hereby consent to the incorporation by reference of our report, dated February 18, 2003, which includes an emphasis paragraph relating to uncertainty as to the Company's ability to continue as a going concern, relating to the financial statements of Commonwealth Biotechnologies, Inc. for the years ended December 31, 2002 and 2001, included in the 2002 Annual Report to Shareholders and incorporated by reference into the Annual Report on Form 10-KSB, into the Company's previously filed Form S-8 Registration Statement, File No. 333-51074, and Form S-3 Registration Statement No. 333-51078.



                                                         MCGLADREY & PULLEN, LLP





Richmond, Virginia
March 31, 2003